UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2022

Commission File Number 000-54171

LNPR GROUP INC.

(Exact name of small business issuer as specified in its charter)

Colorado	26-1381565
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5190 Neil Rd, Ste. 430, Reno, NV 89502

(Address of principal executive offices)

(801) 699-2928

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On October 3, 2022, an entity named “NYC Edutec LLC” (“NYC Edutec”) was formed in the State of Utah. On November 22, 2022, the manager of NYC Edutec, Mark Emerson (who also serves as the Chief Executive Officer and director of LNPR Group, Inc., a Colorado corporation (the “Company”)), approved the issuance to the Company of all of the equity interests of NYC Edutec. As a result, NYC Edutec is now a wholly-owned subsidiary of the Company. Prior to the equity issuance to the Company, NYC Edutec had no operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LNPR Group Inc.

Date: November 28, 2022	By:	/s/ Mark Emerson
Mark Emerson, Chief Executive Officer